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                                                                    EXHIBIT 10.3


                                   ALAN BROWN
                                Employment Terms

Title:                        Executive Vice President, Mutual Funds

Responsibilities:             Effective September 30, 2005, the above named
                              executive (the "Executive") assumed responsibility for leading the development of the mutual funds business for Nuveen Investments, Inc. (the
                              "Company"), including all aspects of mutual fund product management and new product development.
                              Initial emphasis on increasing market shares in mutual fund wrap and annuity/retirement channels, and in broker-dealer focused sub-advisory platform and in Company - sponsored offshore platforms.

Reporting:                    President of Nuveen Investments, Inc. or other
                              member of the Office of the Chairman.

Base Compensation:            $400,000 per annum, to be reviewed annually as
                              part of normal compensation review.

Annual Bonus:                 Eligible for annual discretionary bonus, based on
                              firm and individual performance.

Severance:                    If, prior to September 30, 2008, Executive's
                              employment is terminated by the Company without Cause (as defined in the Company's equity incentive award plan then in effect) or by Executive for Good Reason as defined herein, Executive will be entitled to receive (subject to the receipt of a general release by Executive of any and all claims against the Company): (1) a continuation of his annual base compensation then in effect for up to 18 months after the date of termination, provided that Executive is prohibited from soliciting the Company's clients or employees during the period of continuation, and (2) within 30 days after the date of termination, a bonus in respect of the year in which termination occurs equal to the pro rata amount of his prior year's bonus, based on the number of days worked in the year of termination. At any time during this 18-month period, Executive can relinquish all rights to any future payments hereunder, and he will not be bound by the foregoing limitations on his activities. These severance rights are in lieu of any severance rights Executive would otherwise have under the Company's severance plan.

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Equity Award:                 See the January 20, 2006 Special Restricted Stock
                              Award Agreement, a copy of which is attached hereto.

Good Reason                   For purposes of the severance arrangement
                              discussed above and as provided in the Special
                              Restricted Stock Award attached hereto, "Good
                              Reason" shall exist in the event that either
                              (1)Executive's responsibilities as described above are materially diminished without his consent, or
                              (2) Executive is required to report other than as described above without his consent, in either case excluding for this purpose any action not taken in bad faith and which is remedied by the Company within thirty days after written notice thereof in reasonable detail has been delivered to the Company by Executive.

At-Will Employment            Executive remains an at-will employee of the
                              Company and nothing in this Agreement or the Special Restricted Stock Award Agreement will be construed as creating any right in Executive to continued employment with the Company.


Entered into as of January 13, 2006; effective as of September 30, 2005.



                                        ------------------------------
                                        Mark Flynn
                                        Director of Human Resources


                                        ------------------------------
                                        Alan Brown
                                        Executive Vice President



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